UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02	Results of Operations and Financial Condition.

On April 21, 2005, Applied Films Corporation issued a press release announcing results for the third fiscal quarter ended March 26, 2005. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated April 21, 2005, reporting third fiscal quarter earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2005	APPLIED FILMS CORPORATION By: /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer

Exhibit Index

Exhibit 99.1       Press Release dated April 21, 2005, reporting third fiscal quarter earnings.

9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS REPORTS EARNINGS FOR THIRD QUARTER FISCAL YEAR 2005

Longmont, Colorado (April 21, 2005) – Applied Films Corporation (Nasdaq: AFCO) announced today results for the third quarter of fiscal 2005, ended March 26, 2005.

Third Quarter Fiscal 2005 Results from Continuing Operations

Net revenues for the third quarter of fiscal 2005 were $44.9 million compared to $58.2 million for the third quarter of fiscal 2004, a decrease of 22.9%.

Pro forma income from continuing operations for the third quarter of fiscal 2005 was $3.9 million, or $0.26 per fully diluted common share, compared to $4.2 million or $0.28 per fully diluted common share for the third quarter of fiscal 2004. Our pro forma EPS corresponds to First Call’s definition of EPS.

Income from continuing operations on a GAAP basis for the third quarter of fiscal 2005 was $2.9 million or $0.19 per fully diluted common share, compared to $3.7 million or $0.24 per fully diluted common share for the third quarter of fiscal 2004. Our GAAP EPS corresponds to First Call’s definition of GPS.

During the third quarter of fiscal year 2005, the Company had a change in estimate related to accrued warranty and other accrued contract costs as a result of improved project execution over the last several years. This change in estimate resulted in a reduction to our cost of goods sold of approximately $3.6 million or $0.24 per fully diluted common share, and this change had no impact on cash.

Bookings for the quarter were $59.4 million and backlog was $63.2 million as of March 26, 2005. We expect to recognize revenue from this backlog over the next 9 to 12 months.

“We are very pleased with our quarterly results. We exceeded our revenue expectations and met our income expectations even after excluding the one time adjustment in accruals. In addition, we were able to achieve a 1.3:1 book to bill ratio. We were particularly pleased with initial orders for our TRITONTM TFT display system and our ATONTM silicon nitride sputtering equipment for the solar market.” stated Thomas T. Edman, President and Chief Executive Officer. “We also continue to maintain our focus on product development for 8th generation flat panel displays, solar and OLED markets.”

We report pro forma non-GAAP financial measures so that management and investors can assess the ongoing performance of the Company without considering the non-cash charges for the amortization of intangible assets and the charges for in-process research and development related to the acquisitions that we have completed. A reconciliation of pro-forma non-GAAP financial measures to GAAP can be found in the attached financial table.

Business Outlook

The following statements are based on our current expectations for the fourth quarter of fiscal year 2005. These statements are forward-looking and subject to the qualifying safe harbor statement.

Fiscal 2005 – Fourth Quarter Guidance

•	Net Revenues: We expect net revenues for the fourth quarter of fiscal 2005 to be in the range of $45 - 47 million.

•	GAAP Earnings Per Share: We expect GAAP earnings per share in the range of approximately $0.03 - $0.07 per fully diluted share for the fourth quarter of fiscal 2005.

•	We expect fully diluted shares outstanding to be approximately 15.2 million for the fourth quarter of fiscal 2005.

•	Amortization of Intangibles: We expect the amortization of intangibles to be approximately $1.3 million for the fourth quarter of fiscal 2005.

Third Quarter Fiscal 2005 Conference Call
Applied Films Corporation will conduct a conference call and webcast at 7:00 a.m. MT (9:00 a.m. ET) on Thursday, April 21, 2005 to review third quarter fiscal year 2005 financial results. During the conference call and webcast, Thomas Edman, President and Chief Executive Officer, and Lawrence Firestone, Chief Financial Officer, will present the financial results for the quarter.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the “Investor Relations” section under “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until April 28, 2005. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 5387002.

Upcoming Events
Applied Films Corporation will be presenting at the CIBC World Markets Annual Communications & Technology Conference on May 11, 2005, at the Grand Hyatt Hotel in New York City, and at the SID Investor Conference at the Hynes Convention Center in Boston, MA on May 25, 2005.

About Applied Films Corporation
We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural and solar glass, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

– FINANCIAL TABLES FOLLOW –

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended

	March 26, 2005	March 27, 2004	March 26, 2005	March 27, 2004

Net revenues	$44,890	$58,168	$133,460	$162,948
Cost of goods sold	29,891	42,532	93,595	120,122

Gross profit	$14,999	$15,636	$39,865	$42,826

Operating expenses:
Research and development	$5,252	$4,739	$15,521	$13,042
Selling, general and administrative	$7,846	$6,976	$23,838	$19,663
Amortization of other intangible assets	1,123	1,130	3,599	3,212

Income (loss) from operations	$778	$2,791	$(3,093)	$6,909

Other income, net:
Investment income, net	$982	$959	$2,451	$1,859
Other income, net	905	343	1,910	1,435
Equity earnings of joint venture	1,394	779	4,132	2,390

Income from continuing operations before income taxes	$4,059	$4,872	$5,400	$12,593

Income tax expense	$(1,160)	$(1,204)	$(1,310)	$(3,280)

Income from continuing operations	$2,899	$3,668	$4,090	$9,313
Discontinued operations(1):
Loss from discontinued operations, net of tax	$--	$--	$--	$(418)
Gain on disposal of discontinued operations, net of tax	--	--	--	783

Discontinued operations, net of tax	$--	$--	$--	$365

Net income applicable to common stockholders	$2,899	$3,668	$4,090	$9,678

Earnings per share:
Basic:
Earnings from continuing operations	$0.19	$0.25	$0.28	$0.69
Income from discontinued operations	--	--	--	0.03

Basic earnings per share	$0.19	$0.25	$0.28	$0.72

Diluted:
Earnings from continuing operations	$0.19	$0.24	$0.27	$0.68
Income from discontinued operations	--	--	--	0.03

Diluted earnings per share	$0.19	$0.24	$0.27	$0.71

Weighted average common shares outstanding:
Basic	14,892	14,730	14,865	13,429

Diluted	15,102	15,081	15,067	13,745

(1)	Reflects the operations and the gain recognized from the sale of the Hong Kong Coated Glass Business, which occurred on September 26, 2003, as discontinued operations.

RECONCILIATION OF PRO-FORMA NON-GAAP MEASUREMENT TO GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended

	March 26, 2005	March 27, 2004	March 26, 2005	March 27, 2004

Pro Forma Financial Results:
Earnings Before Intangible Amortization:
Income from continuing operations
before income taxes	$4,059	$4,872	$5,400	$12,593
Add: Amortization of Other Intangible
Assets	1,123	1,130	3,599	3,212

Earnings from Continuing Operations
Before Intangible Amortization and Taxes	5,182	6,002	8,999	15,805

Tax Expense (1)	(1,326)	(1,828)	(1,704)	(4,695)

Earnings from Continuing Operations
Before Intangible Amortization	$3,856	$4,174	$7,295	$11,110

Pro forma earnings per share:
Basic Pro forma EPS	$0.26	$0.28	$0.49	$0.83

Diluted Pro forma EPS	$0.26	$0.28	$0.48	$0.81

Weighted Average Common Shares
Outstanding:
Basic	14,892	14,730	14,865	13,429

Diluted	15,102	15,081	15,067	13,745

(1) Taxes are calculated at 35% and equity earnings of joint venture are non-taxable.

Note:	Pro forma earnings are not intended to represent cash flows for the period. Pro forma earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of pro forma earnings may differ from similar measurements provided by other public companies.

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	March 26, 2005	June 26, 2004

ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$23,220	$18,081
Marketable securities	149,738	133,385
Accounts and trade notes receivable, net of allowance of $420 and
$525, respectively	16,544	19,567
Revenue in excess of billings	46,757	70,644
Inventories, net of allowance of $2,214 and $937, respectively	14,803	8,431
Prepaid expenses and other	2,218	2,093
Deferred Tax Asset	723	1,930

Total current assets	254,003	254,131

Property, plant and equipment, net of accumulated depreciation of
$10,421 and $7,901, respectively	16,558	19,474
Goodwill and other intangible assets, net of accumulated amortization of
$24,784 and $19,826 respectively	83,221	79,877
Investment in joint venture	17,710	15,157
Deferred tax asset, net	13,131	9,687
Other assets	503	272

Total assets	$385,126	$378,598

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$14,223	$22,278
Accrued expenses	22,024	27,352
Billings in excess of revenue	6,768	3,987
Current portion of deferred gross profit, deferred gain and other
obligation	372	372
Deferred tax liability	12,185	10,770

Total current liabilities	55,572	64,759

Long-term portion of deferred tax liability	662	314
Long-term portion of gross profit, deferred gain and other long-term
obligation	1,612	1,709
Accrued pension benefit obligation	15,759	13,289

Total liabilities	$73,605	$80,071

STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 1,000,000 shares authorized, no shares issued
and outstanding	--	--
Common stock, no par value, 40,000,000 shares authorized,14,909,183 and 14,838,215 shares issued and outstanding at March 26, 2005, and
June 26, 2004, respectively	259,273	258,340
Warrants and stock options	595	595
Other cumulative comprehensive income	30,927	22,956
Retained earnings	20,726	16,636

Total stockholders' equity	311,521	298,527

Total liabilities and stockholders' equity	$385,126	$378,598

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